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                                                                    Exhibit 7.10

                    AMENDED AND RESTATED SECURITY AGREEMENT


     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made and entered into as of the day of August, 1996, by and between SIRROM INVESTMENTS, INC., a Tennessee corporation (the "Grantor"), and the U.S. SMALL BUSINESS ADMINISTRATION ("SBA").

                              STATEMENT OF PURPOSE

     WHEREAS, the Grantor is licensed by SBA as a small business investment company pursuant to the Small Business Investment Act of 1958, as amended (the "Act") and the regulations promulgated thereunder (the "Regulations"); and

     WHEREAS, SEA has previously guaranteed certain debentures issued pursuant to the Act and the Regulations (the "Existing Debentures") by Sirrom Capital Corporation, a Tennessee corporation (the "Parent"), who, pursuant to a corporate reorganization, assigned the Existing Debentures and other liabilities and a majority of its assets to Grantor (the "Restructuring"); and

     WHEREAS, from time to time, SBA may purchase or guarantee new or replacement debentures issued by the Grantor (such debentures, together with the Existing Debentures, the "Debentures"); and

     WHEREAS, as a condition to approving the Restructuring and as an inducement therefor, SBA has required the Grantor (i) to grant to SBA a security interest in all of the Grantor's assets to secure obligations now or hereafter owed or contingently owed by the Grantor to SBA, and (ii) to amend and restate the terms and conditions of the Security Agreement, dated as of December 27, 1995, by and between the Parent and SBA (the "Existing Security Agreement");

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each to the other, the parties do hereby agree to amend and restate the Existing Security Agreement in its entirety as follows:

     1. Definitions. The following terms, when used in this Agreement, shall have the following meanings:

     "Accounts" means all "accounts" (as defined in the UCC) of the Grantor, including without limitation all present or future accounts receivable, all rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, whether or not earned by performance, all rights in any merchandise or goods which any of the same may represent, all notes receivable, book debts, notes, bills, drafts, acceptances, choses in action, contract rights, instruments and documents and all sums of money due or to become due thereon and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.




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     "Business Day" means any day other than a Saturday, Sunday or other day on which the Federal government or banks in Nashville, Tennessee and Charlotte, North Carolina is closed.

     "Collateral" shall have the meaning given thereto in Section 3 hereof.

     "Copyright License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Copyright.

     "Copyrights" means, collectively, all of the following of the Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "Documents" means all "documents" (as defined in the UCC) or other receipts of the Grantor covering, evidencing or representing goods.

     "Equipment" means all "equipment" (as defined in the UCC) of the Grantor and all other machinery, equipment and goods (other than Inventory) of the Grantor used or bought for use primarily in the business of the Grantor, including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

     "Event of Default" means (i) any payment Event of Default under the Lending Facility Agreement which has not been waived by the applicable Lenders (as defined in the Lending Facility Agreement) within thirty (30) days of notice to the Borrower of the occurrence of such an Event of Default by the Lenders or cured by the Grantor, as Borrower, within such thirty (30) day period, (ii) any other Event of Default under the Lending Facility Agreement which has not been waived by the applicable Lenders (as defined in the Lending Facility Agreement) within sixty (60) days of notice to the Borrower of the occurrence of such an Event of Default by the Lenders or cured by the Grantor, as Borrower, within such sixty(60)day period, (iii) any acceleration of the Lending Facility, (iv) the transfer of the Grantor to the SBA's Office of Liquidation, or (v) the concurrent occurrence of (A) a mandatory repayment of the Lending Facility under Section 2.4(b) of the Lending Facility Agreement which (1) is in excess of (X) $2, 000, 000 at any one time or (Y) 15-06 of the outstanding balance of the Lending Facility at the beginning of the period in any ninety (90) day period and (2) is not paid from the Grantor's cash flow from operations, net operating income of the Grantor, repayments of loans by borrowers of the Grantor, a sale of loans, warrants or other equity positions by the Grantor that occurs in the ordinary course of the Borrower's business, or raising of new debt (subject to the approval of SBA) or equity capital by the Grantor (including without limitation loans or advances from any affiliates of the Grantor) and (B) a violation of Section 8.4 of the Lending Facility Agreement (provided that, for the purposes


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of this definition only, in determining whether a violation of Section 8.4 shall have occurred-, all loans made by the Grantor that are not considered to be "Eligible Loans" under the Borrowing Base Certificate (as defined in the Lending Facility Agreement) shall be deemed to be loans "which have payments more than thirty (30) days past due or which are on a non-accrual basis" for
the purposes of such Section 8.4).   Notwithstanding any term, condition or
agreement to the contrary, this definition shall not be amended, modified or otherwise supplemented without the approval of the Required Lenders (as defined in the Lending Facility Agreement) ; said consent of the Required Lenders shall not be unreasonably withheld and shall be deemed to have been given if the Agent on behalf of the Lenders fails to respond to a written request for amendment to this definition delivered by the SBA within thirty (30) days after receipt by the Agent of such written request for amendment.

     "Fixtures" shall mean all "fixtures" (as defined in the UCC) of the Grantor.

     "General Intangibles" means all "general intangibles" (as defined in the
UCC) of the Grantor, including, without limitation, all rights to indemnification, and all rights, title and interest which the Grantor may now or hereafter have in or under all contracts (other than contracts described in the definition of Accounts), agreements, permits, licenses, causes of action, franchises, tax refund claims, customer lists, Intellectual Property, license royalties, goodwill, trade secrets, data bases, business records, and all other intangible property of every kind and nature.

     "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) of the Grantor, including, without limitation, instruments, chattel paper and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances.

     "Intellectual Property" means, collectively, all of the following of the
Grantor: (a) all systems software and applications software, including, but not limited to, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, but not limited to, user manuals, flowcharts, programmer I s notes, functional specifications, and operations manuals,.all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research-, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, Patent rights and Patent applications, Copyrights and Copyright applications, Trademarks, Trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of Trademarks, trade names and service marks, and Trademark, trade name and service mark registrations and Patent Licenses, Trademark


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Licenses, Copyright Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of the Grantor necessary for the conduct of its business.

     "Inventory" means all "inventory" (as defined in the UCC) of the Grantor, including without limitation, all raw materials, inventory and other materials and supplies, work-in-process, finished goods, all accessions thereto, documents therefor and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Lending Facility" means the secured revolving line of credit extended to the Grantor, as Borrower, under the Lending Facility Agreement.

     "Lending Facility Agreement" means the Fourth Amended and Restated Loan Agreement of even date herewith by and among the Grantor, as Borrower, the Parent, as Guarantor, First Union National Bank of Tennessee, as Agent, and the Lenders referred to therein.

     "Obligations" means any indebtedness or liability of the Grantor to SBA, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Debentures which may be purchased or guaranteed by SBA.

     "Patent License", means any written agreement now or hereafter in existence granting to the Grantor any right to use any invention on which a Patent is in existence.

     "Patents" means, collectively, all of the following of the Grantor: (a) all patents and patent applications including all patentable inventions; (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "Proceeds" means all proceeds (as defined by the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, Documents, Fixtures, Instruments, General Intangibles, Equipment and Vehicles.


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     "Security Interests" means the security interests granted pursuant to
Section 2 hereof, as well as all other security interests created or assigned as additional security for the obligations pursuant to the provisions of this Agreement.

     "Trademark License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Trademark.

     "Trademarks" means, collectively, all of the following of the Grantor: (a) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision of any thereof; (b) all reissues, extensions and renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue f or past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Tennessee; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Tennessee, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Vehicles." means all cars, trucks, trailers, construction and earth moving equipment of the Grantor and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing.

     2. Creation of Security Interests. As collateral security for the due and punctual payment and performance by the Grantor of the Obligations, the Grantor hereby sets over, transfers, hypothecates, grants, assigns, pledges and conveys to SBA a continuing first priority security interest in and to and assigns to SBA the Collateral more particularly described and defined in Section 3 hereof.

     3. Collateral. The collateral (collectively, the "Collateral") of this Agreement consists of:

     (i) Accounts;



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             (ii)     Inventory;

             (iii)    Documents;

             (iv)     Equipment;

             (v)      Fixtures;

             (vi)     Instruments;

             (vii)    General Intangibles;

             (viii)   Vehicles;



             (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral;


             (x) All other goods and personal property of the Grantor, whether tangible or intangible; and

             (xi) All products and Proceeds of all or any of the Collateral described in clauses (i) through (x) hereof;

together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

     4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed-, (b) the exercise by SBA of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) SBA shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall SBA be obligated to perform any of the obligations or duties of the Grantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Grantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

     5. Protection of Security Interest.



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     (a) The Grantor will, upon request of SBA, execute such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by SBA) and do such other acts and things, all as SBA may from time to time request to establish and maintain valid perfected security interests in the Collateral to secure the payment of the Obligations. The Grantor hereby constitutes and appoints SBA (and any designated official of SBA from time to time) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by the Grantor.

     (b) Except for financing statements showing First Union National Bank, as Agent, as the secured party, and SBA, as the secured party, there is no financing statement now on file in any public office relating to all or any portion of the Collateral, and so long as any amount remains unpaid on any of the obligations, the Grantor shall not execute and there shall not be on file in any public office any financing statement or statements describing or attempting to describe the Collateral secured herein, except for financing statements describing Liens approved by SEA ("Approved Liens"). The Grantor shall, at the request of SEA, execute financing statements, continuation statements, or statements of change pursuant to the Uniform Commercial Code as in effect in the applicable jurisdictions of the United States or such other documents as may be required under any other applicable law, and pay the fee for filing the same in all public offices where filing may be deemed necessary by SEA.

     (c) The Grantor will furnish SEA such information concerning the Grantor and the Collateral as SEA may from time to time reasonably request.

     (d) The Grantor will, concurrently with the granting of this security-interest in the Collateral, place notations on its books and records disclosing the security interest of SEA in such Collateral.

     (e) The Grantor will reimburse SEA for all out-of-pocket expenses, including reasonable attorneys, fees and disbursements, incurred by SEA in seeking to collect or enforce any rights hereunder, and, in case of any Event of Default, incurred by SEA in seeking to enforce its rights hereunder.

     6. As to Equipment and Inventory; Place of Business.  The Grantor shall:

     (a) Deliver written notice to SEA at least thirty (30) days prior to (i) establishing any location of Equipment or Inventory (other than the places specified in Section 9(a) hereof) outside the state in which such Equipment and Inventory are located and at which it reasonably expects to maintain Inventory and/or Equipment or (ii) establishing any chief place of business or other chief executive office (other than the address specified in Section 9 (a) hereof), in which jurisdictions all action required by Section 5 (a) hereof shall have been taken.


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     (b) (i) maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment material to its operations, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete, and consistent with past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end, and (ii) promptly furnish to SEA a statement respecting any material loss or damage as a result of a single occurrence to any of the Equipment or Inventory.

     7. As to Accounts.

     (a) The Grantor shall keep its chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the locations therefor specified in Section 9(a) hereof or, upon thirty (30) days prior written notice to the SBA, at such other locations in a jurisdiction where all actions required by Section 5(a) hereof shall have been taken with respect to the Accounts. The Grantor shall hold and preserve such records and chattel paper and shall permit representatives of SBA to inspect and make abstracts from such records and chattel paper.

     (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Grantor under the Accounts and, prior to the occurrence of an Event of Default, the Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, upon the occurrence and during the continuation of an Event of Default, the Grantor shall take such action as SBA may deem necessary or advisable to enforce collection of the Accounts; provided, that upon the occurrence and during the continuance of an Event of Default, and upon written notice by SBA to the Grantor of its intention so to do, SBA shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to SBA and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to SBA and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of SBA hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to SBA in the same form as so received (with any necessary endorsement), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     8. SBA's Rights and Remedies Upon Default. Upon the occurrence of any Event of Default:


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     (a) SBA may declare all of the obligations, whether evidenced herein or secured hereby, to be due and payable, without notice (except as otherwise provided for in the Regulations).

     (b) SEA may exercise all of the rights granted by this Agreement and all of the rights and remedies of a secured party under the UCC and under any other applicable law and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of SEA forthwith, assemble all or any part of the Collateral as directed by SEA and make it available to SEA at a place to be designated by SEA which is reasonably convenient to the parties and (ii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as SEA may deem commercially reasonable. SEA may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. SEA is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any instrument included in the Collateral to parties who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any such Collateral. To the extent permitted by law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter in force. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. SEA shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. SEA may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (c) Any cash held by SEA as Collateral and all cash proceeds received by SEA in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of SEA, be held by SEA as Collateral for, and then or at any time thereafter applied in whole or in part by SEA against all or any part of the obligations.

     (d) In addition to the other rights of SEA hereunder, SEA is hereby granted a license or other right to use, without charge, the Grantor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for sale and selling any Collateral.

     (e) All payments received by the Grantor under or in connection with any of the Collateral shall be held by the Grantor in trust for SEA, shall be segregated from other funds of


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the Grantor and shall, forthwith upon receipt by the Grantor, be turned over to
SEA in the same form as received by the Grantor (duly endorsed to SEA, if required).

     (f) to the extent permitted by applicable law, the Grantor waives all claims, damages and demands against SEA arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of SEA. To the extent permitted by applicable law, no claim may be made by the Grantor or any other party against SEA, or the representatives of SEA, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     (g) The Grantor will, at the request of SEA, take all actions necessary under the Assignment of Claims Act, 31 U.S.C. Section 3727 and 41 U.S.C.
Section 15 (the "Assignment of Claims Act"), to permit SEA to receive payments directly from the United States government.

     (h) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity, including but not limited to any rights and remedies available under the Act or the Regulations.

     9. Additional Agreements and Affirmations. The Grantor agrees, affirms, represents and warrants that:

     (a) As of the date of this Agreement, (i) the locations listed on Schedule 1 attached hereto and incorporated herein by reference constitute all locations at which Inventory, Equipment or chattel paper evidencing the Collateral is located, except for Inventory and Equipment in transit; (ii) the chief executive office of the Grantor, where the Grantor keeps its records concerning the Collateral, is located at the address set forth in Section 10(h) hereof for the Grantor; and (iii) all records concerning any Account and all originals of all writings which evidence any Account are located at the addresses listed on
Schedule 2 attached hereto and incorporated herein by reference;

     (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Approved Liens. As of the date of this Agreement, the Grantor currently conducts business only under its own name. Except as set forth on Schedule 3 attached hereto and incorporated herein by reference, neither the Grantor nor any predecessor has, during the preceding five (5) years, been known as or used any other corporate or fictitious name;

     (c) The Grantor has exclusive possession and control of the Equipment and Inventory except for (i) Equipment in the possession and control of the Grantor's lessees and licensees under


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written lease and license agreements entered into in the ordinary course of business and consistent with past practice, (ii) Equipment and Inventory in transit with common or other carriers, and (iii) Equipment and Inventory in the possession of a bailee, which has been disclosed to and approved in writing by SBA;

     (d) Appropriate financing statements have been filed in the necessary jurisdictions with respect to the Collateral as to which financing statements are required to be filed, so that the security interest granted pursuant to this Agreement, to the extent it may be perfected by filing financing statements in the necessary jurisdictions, constitutes a valid, continuing and perfected security interest in and lien on the Collateral to the extent a security interest can be created therein under the UCC, securing the payment of the Obligations, subject only to the Approved Liens. All other actions necessary or requested by SBA to perfect and protect such security interest in each item of Collateral have been duly taken;

     (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the grant of the security interest in the Collateral by the Grantor hereby or for the execution, delivery or performance of this Agreement by the Grantor, or (B) for the exercise by SBA of any rights or remedies in respect of the Collateral hereunder except as may be required for SBA to receive payments directly from the United States government under the Assignment of Claims Act;

     (f) Information supplied and statements made by the Grantor in any financial, credit or accounting statement or application for credit prior to or pursuant to this Agreement are true and correct in all material respects; and

     (g) The Grantor is and will be the lawful owner of all Collateral; the Grantor has full power and authority to execute this Agreement and to perform its obligations hereunder; the Grantor has not made, nor will it at any time make, any agreement which prohibits or restricts the pledging or creation of Liens upon the Collateral, or which creates a Lien on the Collateral prior to the security interest herein provided to SBA other than Approved Liens; and all information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Grantor to SEA, is and will be true and correct as of the date furnished.

     10. Miscellaneous.

     (a) SEA shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on its part in refraining from so doing at any time. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing, and no waiver or omission to act by SEA shall operate as a waiver of any other default or Event of Default, or of the same default or Event of Default at a future time, and no single or partial exercise by SEA of any right or remedy shall preclude any other or future exercise of that or of any other right or remedy. The provisions, rights and remedies hereof are cumulative to and concurrent with those otherwise available to SEA in connection with the indebtedness herein described. Nothing contained in this Agreement shall be interpreted as restricting in any way SBA's ability to exercise the rights and remedies available to it under the Act and the Regulations. Time is of the essence in this Agreement.

     (b) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of SEA hereunder, to the benefit of SEA. SEA may assign or otherwise transfer any rights and obligations under the Debentures or any rights in Collateral held by it to any other party, and such other party shall thereupon become vested with all the benefits in respect thereof granted to SEA herein or otherwise.
Nothing set forth herein is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any Collateral. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. In such event, SEA shall promptly return to the Grantor, at the Grantor's expense, such of the Collateral held by SEA as shall not have been sold or otherwise applied pursuant to the terms hereof. SEA will, at the Grantor's expense, execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination.

     (c) Use of the neuter pronoun herein shall include the masculine and feminine, and use of the singular pronoun shall include the plural. All rights of SEA shall inure to the benefit of its successors and assigns and such successors and assigns shall have all privileges, rights and remedies afforded SBA hereunder or as otherwise provided by law; and all obligations of the Grantor shall bind its respective successors and assigns.

     (d) This Agreement, unless otherwise expressly set forth herein, shall be governed by and construed and enforced in accordance with, Federal law and the laws of the State of Tennessee.

     (e) The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by SBA in connection with this Agreement or the Debentures, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 10(h) hereof.

     (f) NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW, SBA BY ITS ACCEPTANCE OF THIS AGREEMENT OR THE BENEFITS HEREOF AND THE

GRANTOR EACH HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (g) SBA shall have and hereby reserve the right to proceed in any court of proper Jurisdiction or by self help to exercise or prosecute the following remedies:(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under applicable law or by judicial foreclosure and sale,(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, and appointment of receiver, and (iv) when applicable, a judgment by confession of judgment.

     (h) Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing) or if sent prepaid by certified or registered mail, on the third Business Day after the day on which mailed, or if sent prepaid by FedEx (or a comparable overnight delivery service), on the first Business Day after the day on which mailed, addressed to such party at such address:


            The Grantor:     Sirrom Investments, Inc.
                             5OO Church Street, Suite 200
                             Nashville, Tennessee 37219


                             Attention: Mr. Carl W. Stratton
                             Telephone No.: (615) 256-0701
                             Telecopy No.: (615) 726-1208


            With copies to:  Caldwell & Caldwell, P.C.
                             500 Church Street, Suite 200
                             Nashville, Tennessee 37219
                             Attention: Maria-Lisa Caldwell, Esq.
                             Telephone No.: (615) 256-9886
                             Telecopy No.: (615) 256-9958

            If to SBA:       U.S. Small Business Administration
                             Investment Division
                             409 Third Street, S.W., Mail Code 7940
                             Washington, D.C. 20416
                             Attention: Phyllis E. Dawson
                                           Chief, Area II
                             Telephone No.: (202) 205-6520
                             Telecopy No.: (202) 205-6959



Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

     (i) This Agreement is subject to the terms and conditions of the Amended and Restated Intercreditor Agreement of even date by and among SBA, First Union National Bank of Tennessee, as Agent for the Lenders designated therein, and First American Trust Company.

     (j) The Grantor agrees to deliver to the SBA, concurrently with its delivery to First Union National Bank, the Borrowing Base Certificate required to be delivered to First Union National Bank pursuant to the terms of the Lending Facility Agreement, with changes that are at least lo-6 highlighted.

     (k) The Grantor shall deliver written notice to the SBA within one business day of any repayments made under the Lending Facility Agreement pursuant to Section 2.4(b) thereof.

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed under seal by its duly authorized officers as of the day and year first above written.

                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation

[CORPORATE SEAL]


ATTEST:                                By:_____________________________
                                          Name:________________________
                                          Title:_______________________


___________________________
_______________ Secretary

                                       U.S. SMALL BUSINESS ADMINISTRATION



                                       By:________________________________
                                          Name:___________________________
                                          Title:__________________________

                                   SCHEDULE 1
                                       TO
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                       U.S. SMALL BUSINESS ADMINISTRATION
                          DATED AS OF AUGUST __, 1996

                     [Location of Inventory and Equipment]


1. Location of Inventory and Equipment:

     (a)      500 Church Street
              Suite 200
              Nashville, TN 37219

     (b)      213 McLaws Circle
              Suite I
              Williamsburg, VA 23185

2. Location of Chattel Paper:

     (a)      First American Trust Company
              First American Center
              8th Floor
              Nashville, TN 37238

                                   SCHEDULE 2
                                       TO
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                       U.S. SMALL BUSINESS ADMINISTRATION
                          DATED AS OF AUGUST __, 1996

                     [Location of Information on Accounts]



1.          500 Church Street
            Suite 200
            Nashville, TN 37219

                                   SCHEDULE 3
                                       TO
                              AMENDED AND RESTATED
                               SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                       U.S. SMALL BUSINESS ADMINISTRATION
                          DATED AS OF AUGUST __, 1996

                                 [Prior Names]




1.    Sirrom Capital, L.P.


2.    Sirrom Capital Corporation